UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of June 27, 2024, the Board of Directors (the “Board”) of DuPont de Nemours, Inc. (the “Company”) appointed Lori D. Koch, the Company’s Chief Executive Officer, to the Board of the Company.

Ms. Koch, 49, has served as the Company’s Chief Executive Officer since June 1, 2024. Prior to that, Ms. Koch served as the Company’s Chief Financial Officer since February 2020. Ms. Koch previously served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019; Director of Investor Relations of E. I. du Pont de Nemours and Company (“EIDP”) from July 2016 to May 2019; Global Finance Director of EIDP’s Performance Materials business from November 2015 to July 2016; and the Global Finance Manager for various EIDP businesses from April 2008 to November 2015. Additionally, Ms. Koch currently serves as a director of Actylis, a New Mountain Capital LLC portfolio company, and is on the Board of Visitors of the Smeal College of Business at Penn State University.

Ms. Koch has not been appointed to, and is not expected to join, any Board committees.

Ms. Koch does not have a family relationship with any director or executive officer of the Company. There is no arrangement or understanding between Ms. Koch and any other persons pursuant to which Ms. Koch was selected as a director of the Company. Ms. Koch does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Koch will not receive any additional compensation for her service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	June 27, 2024	By:	/s/ MICHAEL G. GOSS
		Name:	Michael G. Goss
		Title:	Vice President and Controller